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                                                                   Exhibit 4.4.1






                         AMERICAN FINANCIAL GROUP, INC.,

                               AFC HOLDING COMPANY

                                       AND

                              THE BANK OF NEW YORK,
                   a New York banking corporation, as TRUSTEE



                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF DECEMBER __, 1997

                          ___% Subordinated Debentures






     Amending the Indenture, dated as of _________, 1997, by and between AFC Holding Company (formerly known as American Financial Group, Inc.) and The Bank of New York, as Trustee, with respect to the ___% Subordinated Debentures in order to substitute American Financial Group, Inc. (formerly known as American
   Financial Group Holdings, Inc.) as obligor for all purposes under the ___%
                   Subordinated Debentures and the Indenture


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         FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of December __, 1997, among American Financial Group, Inc., an Ohio corporation (formerly known as American Financial Group Holdings, Inc.)(the "Company"), AFC Holding Company, an Ohio corporation and wholly-owned subsidiary of AFG (formerly known as American Financial Group, Inc.)("AFC Holding"), and The Bank of New York, as trustee, (the "Trustee"), with respect to the ___% Subordinated Debentures (the "Securities").


                                    RECITALS

         A. AFC Holding and the Trustee are parties to an Indenture dated as of _________, 1997 (the "Indenture") pursuant to which AFC Holding may issue, from time to time, Securities.

         B. On December 2, 1997, the shareholders of AFC Holding voted to approve a reorganization pursuant to which AFC Holding became a wholly-owned subsidiary of the Company, and such reorganization became effective
December 2, 1997.

         C. Section 902 of the Indenture sets forth the procedure under which, among other things, AFC Holding may enter into supplemental indentures with the consent of Holders to, among other things, add any provisions or change in any manner or eliminate any provisions of the Indenture.

         D. No Securities have been issued under the Indenture.

         E. AFC Holding desires to be discharged from any and all obligations under the Indenture, and the Company desires to assume all obligations of AFC Holding under the Securities and the Indenture and be substituted for AFC Holding under the Securities and the Indenture for all purposes.

         F. The Board of Directors of the Company and AFC Holding have duly adopted resolutions authorizing the execution and delivery of this Supplemental Indenture.

         G. The Trustee has authorized the execution and delivery of this Supplemental Indenture.


                                   ARTICLE ONE

               ASSUMPTION BY THE COMPANY; DISCHARGE OF AFC HOLDING

         From and after the date hereof, the Company expressly covenants to assume all the obligations of AFC Holding under the Securities and the Indenture and agrees to, for all purposes, be substituted for AFC Holding under the Securities and the Indenture. From and


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after the date hereof, AFC Holding is released and discharged from any and all obligations under the Securities and the Indenture.

                                   ARTICLE TWO

                                  MISCELLANEOUS

         Section 2.1 GOVERNING LAW. The internal laws of the State of ______ shall govern and be used to construe this Supplemental Indenture, without regard to the conflicts of law rules thereof.

         Section 2.2 DEFINED TERMS. Capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture.

         Section 2.3 REPRESENTATION OF AFC HOLDING. This Supplemental Indenture is a legal, valid and binding obligation of AFC Holding in accordance with its terms. All conditions and requirements on the part of AFC Holding necessary to make this Supplemental Indenture binding upon AFC Holding have been performed and fulfilled. No Securities have been issued under the Indenture, and AFC Holding has no obligation to the Trustee or otherwise under any Securities or the Indenture.

         Section 2.4 REPRESENTATION OF THE COMPANY. The Company is a successor issuer to AFC Holding for all purposes under Rule 12g-3 promulgated under the Securities Exchange Act of 1934. This Supplemental Indenture is a legal, valid and binding obligation of the Company in accordance with its terms. All conditions and requirements on the part of the Company necessary to make this Supplemental Indenture binding upon the Company have been performed and fulfilled.

         Section 2.5 REPRESENTATION OF THE TRUSTEE. This Supplemental Indenture is a legal, valid and binding obligation of the Trustee in accordance with its terms. All conditions and requirements on the part of the Trustee necessary to make this Supplemental Indenture binding upon the Trustee have been performed and fulfilled.

                  IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be signed and acknowledged by their respective officers thereunto duly authorized as of the day and year first above written.




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                                   SIGNATURES


Dated as of December __, 1997


                                            AMERICAN FINANCIAL GROUP, INC.



                                            By:
                                               ---------------------------------

Attest:


-------------------------------



                                            AFC HOLDING COMPANY



                                            By:
                                               ---------------------------------

Attest:


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                                            THE BANK OF NEW YORK



                                            By:
                                               ---------------------------------

Attest:


-------------------------------